Exhibit 5.3

April 8, 2016

SS&C Technologies Connecticut, LLC

80 Lamberton Road

Windsor, Connecticut 06095

Ladies and Gentlemen:

We have acted as special Connecticut counsel to SS&C Technologies Connecticut, LLC, a Connecticut limited liability company (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), initially filed by SS&C Technologies Holdings, Inc. (“Holdings”) with the United States Securities and Exchange Commission (the “SEC”) on April 8, 2016, relating to the registration under the United States Securities Act of 1933, as amended (the “Securities Act”), of the Indenture dated July 8, 2015, among Holdings, the Guarantors party thereto, and Wilmington Trust, National Association, as Trustee (the “Indenture”), providing for the issuance of Holdings’ 5.875% Senior Notes due 2023. In connection with the foregoing, you have requested our opinion with respect to the following matters.

In connection with this opinion, we have examined and relied on executed copies of the following documents:

A.	The Registration Statement;

B.	The Indenture;

C.	The First Supplemental Indenture, dated as of March 4, 2016, among Holdings, the Company, and Wilmington Trust National Association, as Trustee (the “First Supplemental Indenture”);

D.	The following for the Company:

a.	Articles of Organization, as certified by the Sole Member of the Company on April 8, 2016 (the “Company Articles of Organization”);

b.	The Limited Liability Company Agreement of the Company (the “Company LLC Agreement”), as certified by the Sole Member of the Company on April 8, 2016;

c.	Action by Unanimous Written Consent of the Sole Member of the Company, dated as of February 26, 2016 (the “Company Resolutions”);

d.	Certificate of Legal Existence issued by the Secretary of State of the State of Connecticut on March 18, 2016 (the “Company Existence Certificate”); and

e.	Officer’s Certificate dated as of April 8, 2016, certifying as to (1) the Company Articles of Organization, (2) the Company LLC Agreement, (3) the Company Resolutions, and (4) the Company Existence Certificate

SS&C Technologies Connecticut, LLC

April 8, 2016

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The opinions set forth below are limited to Connecticut law.

In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (a) the authenticity of all documents submitted to us as originals, (b) the genuineness of all signatures on all documents that we examined, and (c) the conformity to authentic originals of documents submitted to us as certified, conformed, facsimile or photostatic copies. We have also assumed the legal capacity (as distinct from authority) and competency of any individual who has signed any instrument referred to herein. Our opinion as to the legal existence and good standing of the Company is based solely on the Company Existence Certificate (which is dated as of an earlier date than the date of this opinion).

Except as otherwise stated in this opinion, we have undertaken no review or investigation of any factual matters, including without limitation, the records of the parties to the Indenture or any court or other body or verification of the accuracy of any representations of the parties to the Indenture nor have we reviewed any agreements or other documents other than those specifically identified herein as having been examined in connection with rendering this opinion.

Based upon, and subject to, the foregoing, it is our opinion that, as of the date hereof:

1.	The Company is validly existing and in good standing under the laws of the State of Connecticut.

2.	The Company has the limited liability company power and authority to enter into and perform its obligations under the First Supplemental Indenture and the Indenture.

3.	The Company’s execution, delivery and performance of the First Supplemental Indenture have been duly authorized.

4.	The execution, delivery and performance of the Company’s obligations under the First Supplemental Indenture, and the performance of the Company’s obligations under the Indenture, do not and will not violate any provision of the Company Articles of Organization or the Company LLC Agreement.

This opinion letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act. We hereby consent to the filing of this opinion letter as Exhibit 5.3 to the Registration Statement and to the use of our name under the heading “Validity of Securities” in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category or persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the SEC promulgated thereunder.

SS&C Technologies Connecticut, LLC

April 8, 2016

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This opinion letter and the opinions contained herein may be relied on as to the state laws of the State of Connecticut by Davis Polk & Wardwell LLP in its opinion letter filed as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Hinckley, Allen & Snyder LLP